UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2025

Silence Therapeutics plc

(Exact name of registrant as specified in its charter)

England and Wales	001-39487	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

72 Hammersmith Road London United Kingdom	W14 8TH
(Address of principal executive offices)	(Zip Code)

+44 20 3457 6900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American Depositary Shares, each representing 3 ordinary shares, nominal value £0.05 per share	SLN	The Nasdaq Stock Market LLC
Ordinary share, nominal value £0.05 per share*	*	The Nasdaq Stock Market LLC

*	Not for trading, but only in connection with the listing of the American Depositary Shares on The Nasdaq Stock Market LLC.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Director

On August 11, 2025, Michael Davidson notified the board of directors (the “Board”) of Silence Therapeutics plc (the “Company”) of his decision to resign from the Board, effective immediately. He also resigned as a member of each of the Board’s Audit and Risk Committee, Remuneration Committee, and Science & Technology Committee. Dr. Davidson resigned in order to focus on his other time commitments, including his service as Chief Executive Officer of NewAmsterdam Pharma Company N.V., and not because of any disagreement with the Company, its management, or the Board. The Board thanks Dr. Davidson for his years of service and valuable contributions to the Company.

Following Dr. Davidson’s resignation, the Board reduced the size of the Board from five (5) to four (4) directors. The Board also appointed Iain Ross, the chairman of the Board, as a member of the Audit and Risk Committee, to fill the vacancy created by Dr. Davidson’s departure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILENCE THERAPEUTICS PLC

Dated: August 14, 2025	By:	/s/ Craig Tooman
	Name:	Craig Tooman
	Title:	President and Chief Executive Officer